PRICING SUPPLEMENT NO. 53                                         Rule 424(b)(3)
DATED: June 6, 2001                                           File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)


                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $50,000,000   Floating Rate Notes [x]  Book Entry Notes [x]
Original Issue Date: 6/11/2001  Fixed Rate Notes [x]     Certificated Notes [  ]
Maturity Date: 6/11/2002        CUSIP#: 073928UL5
Option to Extend Maturity:      No    [x]
                                Yes   [ ] Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------
        N/A                 N/A                 N/A                  N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate: N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate: N/A

[ ]  Federal Funds Rate                 Interest Reset Date(s): *

[x]  Treasury Rate                      Interest Reset Period: Weekly

[ ]  LIBOR Reuters                      Interest Payment Date(s): **

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate: 4.221%           Interest Payment Period: Quarterly

Index Maturity: Three Months

Spread (plus or minus): +0.55%

*   On the Tuesday of each week prior to Maturity.

**  On the 11th of September, December, March and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.